EXHIBIT (3) AMENDED AND RESTATED BYLAWS



                           AMENDED AND RESTATED BYLAWS
                                       OF
                         BANYAN MORTGAGE INVESTMENT FUND

                            Dated as of July 1, 1996

                                    ARTICLE 1
                                     OFFICES

      Section 1.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2
                                  STOCKHOLDERS

      Section 2.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time or in the manner provided in these Bylaws. Any other proper business may be transacted at the annual meeting

      Section 2.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings, or by the Chairman of the Board or the Chief Executive Officer upon the written request of stockholders holding at least 33% of the outstanding shares of Common Stock of the Corporation. The stockholders' request shall state the purpose of the meeting. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

      Section 2.3  Time and Place of Meetings. Subject to the provisions of
Section 3.1, each meeting of stockholders shall be held at a time and place convenient to stockholders, as determined by the Board of Directors. Such meetings may be at the principal office of the Corporation or at such place within or without the State of Delaware, and at such hour, as shall be fixed by the Board of Directors or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

      Section 2.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

      Section 2.5 Waiver of Notice. Anything herein to the contrary notwithstanding, notice of any meeting of stockholders need not be given to any stockholder who shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such written waivers shall be filed with the Fund's records or made a part of the minutes of the meeting.

      Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.7 Quorum. At each meeting the stockholders, except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. In the absence of quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum shall attend.

      Section 2.8 Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person to act for him by proxy, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The votes for directors may be by ballot or by written consent. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

      Section 2.9  Fixing Date for Determination of Stockholders of Record.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date such record date is fixed and shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


      Section 2.10 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

      Section 2.11 Inspectors of Election.

            (a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors or replace an inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

            (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

            (c) The date and time of the operating and the closing of the polls for each matter upon which the stockholders will vote at meeting shall be announced at the meeting.

            (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained information, when the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

      Section 2.12  Action by Consent of Stockholders

            (a) Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of members are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

            (b) Every written consent shall bear the date of signature on each stockholder or member who signs the consent and no written consent shall be effective to take the corporation action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 2.9 to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

            (c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members, as the case maybe, who have not consented in writing.


                                    ARTICLE 3
                               BOARD OF DIRECTORS

      Section 3.1 Number; Qualifications. The Board of Directors shall consist of five (5) members at least three (3) of whom shall at all times be Independent Directors. This number maybe amended as provided in Section 8.6 herein. Directors need not be stockholders. For purposes of this Section 3.1, "Independent Directors" shall mean directors who (i) are not affiliated directly or indirectly (whether by ownership of, ownership interest in, employment by, or service as an officer or director by such person or an immediate family member) with RGI Holdings, Inc., or any person or entity controlling, controlled by, or under common control with, RGI Holdings, Inc.,and (ii) perform no other services for the Corporation except as directors.

      Section 3.2 Election; Resignation; Removal; Vacancies. Except as provided below, the Directors shall be elected at each annual meeting and each director elected shall hold office until his successor is elected and qualified. Notwithstanding the foregoing, the positions occupied at the time these Bylaws were adopted, whose terms expire in 1997 and 1998, shall not be subject to election until the annual meetings occurring in 1997 and 1998, respectively, but shall be subject to election at each annual meeting thereafter. Any Director may resign at any time upon written notice to the Corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced.

      Section 3.3 Management of the Business and Affairs of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the Certificate of Incorporation. If any such provision is made in the Certificate of Incorporation, the powers and duties conferred or imposed upon the Board of Directors shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate of Incorporation.

      Section 3.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

      Section 3.5 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

      Section 3.6 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these Bylaws shall constitute presence in person at such meeting.

      Section 3.7 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 3.8 Information Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of such committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.

      Section 3.9 Compensation of the Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors.

      Section 3.10 Removal of Directors. Unless otherwise restricted by the Certificate of incorporation or these Bylaws, a director may be removed only for good cause shown by a majority of shares entitled to vote at an election of Directors.


                                    ARTICLE 4
                                   COMMITTEES

      Section 4.1 Executive Committee. By resolution adopted by an affirmative vote of the majority of the entire Board of Directors, the Board of Directors may appoint an Executive Committee consisting of three or more Directors, and, if deemed desirable, one or more Directors as alternate members who may replace any absentee or disqualified member at any meeting of the Executive Committee. If so appointed, the Executive Committee shall, when the Board is not in session, have and may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the whole Board by the General Corporation Law of the State of Delaware. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors. The Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee, if appointed, and other committees, shall be conducted.

      Section 4.2 Other Committee. By resolution adopted by an affirmative vote of the majority of the entire Board of Directors, the Board may from time to time appoint such other committees of the Board, including without limitation, audit and nominating committees, consisting of three or more Directors, and, if deemed desirable, one or more Directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the committee, and may delegate to each such committee any of the powers and authority of the Board in the management of the business and affairs of the Company not reserved by law, the Restated Certificate of Incorporation, or these Bylaws, to the whole Board. Each such committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

      Section 4.3 Election of Committee Members; Vacancies. So far as practicable, members of the committees of the Board and their alternates (if any) shall be appointed at each annual meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of a majority of the Board members present at any meeting of the entire Board at which a quorum is present, committee members shall hold office until the next annual meeting of the Board and until their respective successors are appointed. Vacancies in committees of the Board created by death, resignation or removal may be filled by an affirmative vote of a majority of the committee members present at any meeting at which a quorum is present.

      Section 4.4 Meetings. Each committee of the Board may provide for regular meetings of such committee. Special meetings of each committee may be called by any two members of the committee (or, if there is only one member, by that member in concert with the Chief Executive Officer) or by the Chief Executive Officer of the Corporation. The provisions of Section 3 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each committee of the Board, except that the references in such provisions to the Directors and the Board of Directors shall be deemed respectively to the references to the members of the committee and to the committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

      Section 4.5 Quorum and Manner of Acting. The majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at meetings of the committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.


                                    ARTICLE 5
                                    OFFICERS

      Section 5.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal: Vacancies. The Board of Directors shall choose a Chief Executive Officer, President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

      Section 5.2 Chairman of the Board. The Chairman of the Board of Directors shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the stockholders and of the Board of Directors to be held within the limitations prescribed by law or by these Bylaws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties at the Board of Directors may from time to time prescribe.

      Section 5.3 Chief Executive Officer. The powers and duties of the Chief Executive Officer are:

            (a) to act as the chief executive officer of the Corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;

            (b) to preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors;

            (c) to call meetings of the Stockholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chief Executive Officer shall deem proper; and

            (d) subject to the direction of the Board of Directors, to have general charge of the property of the Corporation, to supervise and control all officers, agents and employees of the Corporation, and to exercise such other general powers of management as are usually vested in the office of Chief Executive Officer of a corporation organized under the laws of the State of Delaware.

      Section 5.4 President. In case of the absence, disability or death of the Chief Executive Officer, the President shall exercise all the powers and perform all the duties of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors or the Chief Executive Officer.

      Section 5.5 Vice President. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors or the Chief Executive Officer.

      Section 5.6  Secretary. The powers and duties of the Secretary are:

            (a) to keep a book of minutes at the principal office of the Corporation, or such other place as the Board of Directors may order, all meetings of its Directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Director's meetings, the number of Shares present or represented at stockholders' meetings and the proceedings thereof.

            (b) to maintain custody of and keep the books of account and other records of the Corporation except as are in the custody of the Treasurer;

            (c) to keep the seal of the Corporation and to affix the same to all instruments which may require it;

            (d) to keep or cause to be kept at the principal office of the Corporation a stock ledger, or duplicate stock ledger if the original is kept at the office of the transfer agent or agents, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation;

            (e) to keep a supply of certificates for shares of the Corporation, to fill in all certificates issued and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the Shares, or any class or series of Shares, of the Corporation, such duties with respect to such Shares shall be performed by such transfer agent or transfer agents;

            (f) to transfer upon the share books of the Corporation any and all Shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the Shares, or any class or series of shares, of the Fund, such duties with respect to such Shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Fund then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for Shares shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in manner provided in Section 7.1 hereof;

            (g) to make service and publication of all notices that may be necessary or proper. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President or a Vice President, or by any person thereunder authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon: and

            (h) generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

      Section 5.7  Treasurer. The powers and duties of the Treasurer are:

            (a) to supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation's investments and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The Treasurer shall maintain all books of account and other records of the Corporation, except as are in the custody of the Secretary;

            (b) to have the custody of all money, securities, evidence of indebtedness and other valuable documents of the Corporation, and, at the Treasurer's discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board of Directors;

            (c) to receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Corporation;

            (d) to disburse, or cause to be disbursed, all money of the Fund as may be directed by the Board of Directors, taking proper vouchers for such disbursements;

            (e) to render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the Fund; and

            (f) generally to do and perform all such duties as pertain to the office of Treasurer and as may be required by the Board of Directors.

      Section 5.8 Term of Office and Vacancy. So far as practicable, the elected officers shall be elected at each annual meeting of the Board, and shall hold office until the next annual meeting of the Board and until their respective successors are elected and qualified. If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term. Any officer may resign by written notice to the Corporation.

      Section 5.9 Removal of Elected Officers. Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of a quorum of the entire Board of Directors.

      Section 5.10 Compensation of Elected Officers. The compensation of all elected officers of the Corporation shall be fixed from time to time by the Board of Directors.


                                    ARTICLE 6
                                      STOCK

      Section 6.1 Certificate. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certify the number of shares owned by him in the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. All certificates shall be consecutively numbered. The name of the person owning the share represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

      Section 6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                    ARTICLE 7
                                 INDEMNIFICATION

      Section 7.1 Power to Indemnify in Actions. Suits or Proceedings Other Than Those By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officers, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to be believe that his conduct was unlawful.

      Section 7.2 Power to Indemnify in Actions, Suits or Proceedings By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred, by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 7.3 Success on the Merits in Defense of Any Action, Suit or Proceeding. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2 of this Article 7 or in defense of any claim, issue or matter therein, he shall be indemnified against expense (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 7.4  Authorization of Indemnification. Any indemnification under
Section 7.1 or 7.2 of this Article 7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article 7. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

      Section 7.5 Expenses Payable in Advance. Expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 7.

      Section 7.6 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      Section 7.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 7.

      Section 7.8 Certain Definitions. For purposes of Article 7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in Article 7.

      Section 7.9 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 7.10 Limitation on Indemnification. Notwithstanding anything contained in this Article 7 to the contrary, except for proceedings ordered by a court, the Corporation shall not be obligated to indemnify any director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

      Section 7.11 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article 7 to directors and officers of the Corporation if not so conferred herein.


                                    ARTICLE 8
                                  MISCELLANEOUS

      Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors

      Section 8.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

      Section 8.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

      Section 8.4 Interested Directors: Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transactions, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      Section 8.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

      Section 8.6 Amendment of Bylaws. These Bylaws may be altered or repealed, and new Bylaws made, by the Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise; provided that any amendment to these Bylaws which seeks to impose restrictions on the transferability or alienation of the Company's shares of common stock shall require the unanimous approval of the Board of Directors.

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